This Instrument Prepared by:
MILLER & MARTIN, PLLC
1000 Volunteer Building
832 Georgia Avenue
Chattanooga, TN  37402-2289

LIMITED POWER OF ATTORNEY

	I, Ruth W. Brinkley, of Ooltewah, Tennessee, hereby appoint
Robert E. Bosworth of Lookout Mountain, Tennessee, Hugh F. Sharber of Chattanooga, Tennessee or Theodore K. Whitfield, Jr. of Signal Mountain, Tennessee as my Attorney-in-Fact for the limited purposes specified herein.

	My Attorney-in-Fact shall have discretionary authority:

A. To execute and file any Form 144, Form 4, Form 5, or any successor forms required to be filed with the Securities and
Exchange Commission on my behalf.

B. To file this Limited Power of Attorney with the Securities and Exchange Commission.

         A copy, which is certified by a notary public as a true copy of this instrument, shall be considered to have the same effect as the original.

	No party dealing with my Attorney-in-Fact shall be required to determine the validity of this instrument or any other document executed by my Attorney-in-Fact or to ascertain whether this instrument has been revoked. Any party shall be entitled to assume that this instrument has not been revoked unless such party has actual notice, either oral or written, of my death or has written notice that it has been revoked.

	This instrument shall be construed liberally in favor of conferring authority upon my AttorneyinFact but shall not be deemed to require the exercise of the discretion given by it.

	This instrument shall be governed by the laws of Tennessee.

	This instrument shall take effect immediately and shall not be revoked if I should become physically or mentally disabled.

	I reserve the right to amend or revoke this Limited Power of Attorney at any time I am not disabled and for any reason or no reason.

	This 9th day of November , 2005.

         /s/ Ruth W. Brinkley
	Ruth W. Brinkley
STATE OF TENNESSEE

COUNTY OF HAMILTON

	Personally appeared before me, Suzanne Burch, Notary Public at Large, Ruth W. Brinkley, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained. I declare under penalty of perjury that the person whose name is subscribed to this instrument appears to be of sound mind and under no duress, fraud or undue influence.

	WITNESS my hand, at office, this 9th day of November, 2005.


	Suzanne Burch
	NOTARY PUBLIC AT LARGE

My Commission Expires: March 25, 2006